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                                                                     EXHIBIT 5.1


                          [LATHAM & WATKINS LETTERHEAD]



                                  June 23, 2000



Excel Legacy Corporation
17140 Bernardo Center Drive, Suite 300
San Diego, California  92128

            Re: Excel Legacy Corporation

Ladies and Gentlemen:

            We are acting as counsel for Excel Legacy Corporation, a Delaware corporation (the "Company"), in connection with the registration statement on Form S-11 filed by you with the Securities and Exchange Commission ("Commission") on June 1, 1998, as amended by Amendment No. 1 filed with the Commission on August 13, 1998 and Amendment No. 2 on Form S-3 filed with the Commission on June 23, 2000 (collectively, the "Registration Statement"), under the Securities Act of 1933, as amended, relating to the offering from time to time, as set forth in the prospectus contained in the Registration Statement (the "Prospectus"), by the Selling Holders (as defined in the Registration Statement) of 21,281,000 shares of Series B Liquidating Preference Convertible Preferred Stock due 2005, par value $0.01 per share (the "Preferred Shares") and the shares of common stock, par value $0.01 per share (the "Common Shares" and together with the Preferred Shares, the "Securities") issuable upon conversion of the Preferred Shares.

            In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

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LATHAM & WATKINS

Excel Legacy Corporation
June 23, 2000
Page 2

            In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

            We have been furnished with, and with your consent have relied upon, certificates of officers of the Company with respect to certain factual matters. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary.

            We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, including statutory and reported decisional law thereunder, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any other local agencies within any state.

            Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

            1. The Preferred Shares have been duly authorized by all necessary corporate action of the Company and are validly issued, fully paid and nonassessable.

            2. The Common Shares have been duly authorized by all necessary corporate action of the Company and, upon issuance thereof upon the conversion of the Preferred Shares in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

            We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus included therein.

            This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

                                Very truly yours,

                                /s/ Latham & Watkins